Exhibit 10.2
 AGREEMENT OF GUARANTY AND SURETYSHIP (PAYMENT)
THIS AGREEMENT OF GUARANTY AND SURETYSHIP (PAYMENT) (this "Agreement") is made as of January 17, 2014 by FORESTAR GROUP INC., a Delaware corporation, with an address at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746 ("Guarantor"), in order to induce PNC BANK, NATIONAL ASSOCIATION, a national banking association, with its address at PNC Bank, National Association, P.O. Box 25965, Shawnee Mission, KS 66225-5965, and for overnight mail, PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, KS 66210, Phone: (913) 253-9000 ("Lender") to make a construction loan (the "Loan") in the principal amount of FIFTY-ONE MILLION NINE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($51,950,000) to CREA FMF NASHVILLE LLC, a Delaware limited liability company ("Borrower"), pursuant to the terms of that certain Construction Loan Agreement of even date herewith between Borrower and Lender (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"). Guarantor, intending to be legally bound, and for good and valuable consideration, receipt of which is hereby acknowledged, does hereby covenant and agree as follows:
1.In this Agreement, the following terms shall have the meanings specified in this Section 1 unless the context otherwise requires and all other capitalized terms used and not otherwise expressly defined herein (including without limitation "Obligations") shall have the meaning ascribed to such terms in the Loan Agreement:
"Bankruptcy Code" shall have the meaning set forth in Section 21 hereof.
"Cash and Cash Equivalents" means, for Guarantor:
(A)    lawful currency of the United States of America;
(B)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(C)    commercial paper maturing in one hundred eighty (180) days or less rated not lower than A 1 by Standard & Poor's, or P 1 by Moody's on the date of acquisition;
(D)    demand deposits, time deposits or certificates of deposit maturing within one (1) year in commercial lenders whose obligations are rated not lower than A 1 by Moody's, or not lower than A+ or the equivalent by Standard & Poor's on the date of acquisition; and
(E)    amounts available to be drawn under the Senior Line of Credit to the extent that Guarantor can cause Forestar (USA) Real Estate Group Inc., as borrower under the Senior Line of Credit, to borrower funds under the Senior Line of Credit for use by Guarantor.

"Carveout Event" shall mean the occurrence of any of the following events:
(A)    Borrower, Guarantor, or any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives, misappropriates or misapplies any (i) Rents (as defined in the Mortgage), (ii) any amounts held in any escrow or reserve account for the Project, (iii) insurance proceeds, or (iv) awards or other amounts received in connection with the condemnation of all or a portion of the Project;
(B)    Borrower's failure to pay Impositions when the same become due and payable, in accordance with the terms of the Loan Agreement;
(C)    Borrower's failure to (A) obtain and maintain insurance coverage as required pursuant to Section 4.6 [Maintenance of Insurance] of the Loan Agreement, (B) pay insurance premiums when the same become due and payable, in accordance with the terms of the Loan Agreement or (C) pay the deductible amount required under any insurance policy;
(D)    Borrower's failure to pay charges for labor or materials or other charges that can create Liens on the Project, in accordance with the terms of the Loan Agreement;
(E)    The removal or disposal of any portion of the personal property with respect to the Project by Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives, without replacing such personal property with personal property of the same utility and of the same or greater value;
(F)    Any act of physical waste or arson with respect to the Project by Borrower, Guarantor, any Affiliate of any of the foregoing or any of their respective agents or representatives;
(G)    Any fees or commissions being paid by Borrower to Guarantor or any Affiliate of Borrower or Guarantor in violation of the terms of the Loan Agreement, the Note, the Mortgage or the other Loan Documents;
(H)    The breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement;
(I)    Borrower's failure to pay any cost or expense of Lender in connection with the enforcement of its rights and remedies hereunder or under any other Loan Document (including, without limitation, all transfer and recording taxes due to any Official Body in the event of a foreclosure of the Project, deed in lieu of foreclosure or other transfer of the Property to Lender or to Lender's designee);
(J)    Borrower's failure to comply with Section 4.14 [Further Assurances] of the Loan Agreement or any other further assurance clause in any other Loan Document;
(K)    Criminal acts of Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any of their respective agents or representatives resulting in the seizure, forfeiture or loss of the Project;

(L)    Borrower's or Guarantor's failure to comply with the terms and provisions of Section 7.2 [Financial Reports] of the Loan Agreement; and
(M)    Borrower fails to permit on-site inspections of the Project in the manner required pursuant to the terms of the Loan Documents.
"Creditors Rights Laws" means any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect.
"First Reduction Conditions" shall mean satisfaction of the following conditions:
(A)    no Potential Default or Event of Default under any of the Loan Documents shall have occurred and be continuing;
(B)    funding of the Date Certain Equity Commitment by MassMutual on or before the Equity Commitment Date;
(B)    Completion of Construction shall have occurred; and
(C)    the Project shall have achieved a Debt Service Coverage Ratio (as defined in and calculated in accordance with the terms of the Loan Agreement) for the quarter ending immediately prior to the date of determination of not less than 1.20 to 1.00, as evidenced by Guarantor's delivery of a Certificate of Project Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit A attached hereto, together with delivery of Guarantor's request to reduce its obligations hereunder in accordance with the provisions of Section 2(a) hereof.
"First Reduction Date" shall mean the date on which Guarantor has provided evidence satisfactory to Lender that achievement of the First Reduction Conditions has occurred.
"Lien" shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.
"Limiting Agreements" shall mean (A) any agreement, instrument or transaction, including, without limitation, the Guarantor's Organizational Documents, which has or may have the effect of prohibiting or limiting the Guarantor's ability to pledge assets to Lender as security for the Loan, or (B) any provision of the Guarantor's Organizational Documents which has or may have the effect of prohibiting or limiting the Guarantor's ability to sell, transfer or convey the assets.
"Market Capitalization" shall mean the total dollar value of Guarantor's outstanding shares of stock, as established on the New York Stock Exchange.
"Note" shall mean that certain Deed of Trust Note of even date herewith, given by Borrower to Lender in the principal amount of FIFTY-ONE MILLION NINE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($51,950,000), as the same may be amended, supplemented, renewed, increased or replaced from time to time.

"Operating Deficits" shall mean the excess of Operating Expenses over Operating Income with respect to the Project calculated on a monthly basis.
"Operating Expenses" shall mean the expenses actually and reasonably incurred by Borrower with respect to the ownership, operation, leasing and occupancy of the Project in the normal course of business, determined on the basis of sound cash basis accounting practices applied on a consistent basis.
"Operating Income" shall mean all gross income, revenues and consideration of whatever nature, received by or paid to or for the account or benefit of Borrower, whether received by Borrower or any of its agents, or employees, or any affiliate of Borrower, its agents or employees, from any and all sources, resulting from or attributable to the ownership, operation, leasing and occupancy of the Project determined on the basis of sound cash basis accounting practices applied on a consistent basis.
"Recourse Event" shall mean the occurrence of any of the following events:
(A)    Borrower violates or breaches any of the terms and conditions of Section 5.1 [Changes in Organizational Documents], Section 5.2 [Transfer of Land and Improvements], Section 5.3 [Change in Ownership], Section 5.11 [Liens], or Section 5.15 [Indebtedness] of the Loan Agreement or the third sentence of Section 4.35 [Development and Management of the Project] of the Loan Agreement (which requires Borrower to cooperate with Lender in replacing the current Property Manager upon the occurrence of an Event of Default); provided that notwithstanding the foregoing, a violation or breach of Section 5.11 [Liens] of the Loan Agreement shall not constitute a Recourse Event if such violation or breach results from a Lien encumbering the Project which is not a Lien voluntarily or consensually entered into by Borrower (such as a financing) and is discharged, by bond or otherwise, within thirty (30) days after the date of filing;
(B)    Borrower, Guarantor, any Affiliate of any of the foregoing, or any of their respective agents or representatives, engages in any action constituting fraud, intentional misrepresentation or willful misconduct in connection with the Loan or the Project;
(C)    (i) Borrower files a voluntary petition under the Bankruptcy Code or any other Creditors Rights Laws, (ii) an Affiliate, officer, director, or representative which controls Borrower directly or indirectly, files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person, (iii) Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person, (iv) any Affiliate, officer, director, or representative which controls Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or the Project, (v) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, (vi) there is a substantive consolidation of any Loan Party with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws, (vii) any Loan Party contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving any Loan Party or its subsidiaries, and (viii) in the event Lender receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other Creditors Rights Laws, Guarantor or any of its Affiliates receives an equity interest or other financial benefit of any kind as a result of a "new value" plan or equity contribution; or
(D)    Borrower, Guarantor, or any Affiliate of Borrower or Guarantor contests, delays, interferes with or frustrates, or fails to cooperate with, Lender's exercise of remedies provided under the Loan Documents after the occurrence of an Event of Default (except to the extent that a court of competent jurisdiction makes a final determination that Borrower, Guarantor or any Affiliate of Borrower or Guarantor had a valid legal basis for any such action).
"Reduction Conditions" shall mean either the First Reduction Conditions or the Second Reduction Conditions.
"Reduction Date" shall mean either the First Reduction Date or the Second Reduction Date.
"Second Reduction Conditions" shall mean satisfaction of the following conditions:
(A)    no Potential Default or Event of Default under any of the Loan Documents shall have occurred and be continuing;
(B)    an updated Appraisal of the Project shall have been obtained and approved by Lender which establishes that the outstanding amount of the Loan does not exceed sixty percent (60%) of the Project's Appraised Value-As Is ; and
(C)    the Project shall have achieved a Debt Service Coverage Ratio (as defined in and calculated in accordance with the terms of the Loan Agreement) for the quarter ending immediately prior to the date of determination of not less than 1.40 to 1.00, as evidenced by Guarantor's delivery of a Certificate of Project Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit A attached hereto, together with delivery of Guarantor's request to reduce its obligations hereunder in accordance with the provisions of Section 2(a) hereof.
"Second Reduction Date" shall mean the date on which Guarantor has provided evidence satisfactory to Lender that achievement of the Second Reduction Conditions has occurred.
"Senior Line of Credit" shall mean that certain Second Amended and Restated Revolving and Term Credit Agreement, dated September 14, 2012, by and among KeyBank National Association, as lender, and Forestar (USA) Real Estate Group Inc., as borrower, as the same may be amended from time to time.

"Unrestricted Cash and Cash Equivalents" shall mean Cash and Cash Equivalents which are not subject to any Lien or Limiting Agreement.
2.Guarantor unconditionally guarantees and become surety for the full and timely payment, whether by declaration, acceleration or otherwise, by Borrower of the following (hereinafter collectively referred to as the "Guaranteed Obligations"):
(a)(i) At all times prior to the First Reduction Date, twenty-five percent (25.0%) of the outstanding principal amount of the Loan, (ii) at all times from and after the First Reduction Date until the Second Reduction Date, fifteen percent (15.0%) of the outstanding principal amount of the Loan, and (iii) at all times from and after the Second Reduction Date, zero (in each case, the "Principal Loan Obligations"), provided that, upon the occurrence of any Recourse Event, the Principal Loan Obligations shall mean one hundred percent (100%) of the outstanding principal balance of the Loan;
(b)All interest and other sums due or to become due under the Note (other than principal) (collectively, the "Interest and Other Loan Obligations");
(c)All other sums and fees now or hereafter to be paid by Borrower under all other agreements, instruments and documents given to Lender (all such agreements, instruments and documents, including the Note and Loan Agreement, as the same may be amended, restated, supplemented, renewed or replaced from time to time, being hereinafter referred to as the "Loan Documents") to evidence, secure or otherwise support the indebtedness evidenced by the Note, including, without limitation, the obligations of Borrower with respect to payment of any fees and increased costs due under the Loan Agreement and other Loan Documents (all such other sums being hereinafter collectively called the "Loan Document Obligations");
(d)All sums now or hereafter to be paid by Borrower under any PNC-Provided Interest Rate Hedge (collectively, the "Hedge Liabilities");
(e)All Impositions, premiums for insurance, operating expenses (to the extent that such operating expenses are not paid through the application of Rents (as defined in the Deed of Trust)), including, without limitation, the obligations of Borrower with respect to Operating Deficits, leasing commissions, and interest on security deposits owed to tenants under Leases executed in connection with the Improvements (collectively, the "Carrying Cost Obligations");
(f)Without limiting the foregoing, or anything else contained herein to the contrary, at all times the Guaranteed Obligations of Guarantor shall include all costs, liabilities, damages, claims and expenses (including, without limitation, reasonable attorney's fees) actually incurred, sustained or suffered by Lender as a result of the occurrence of any Carveout Event (hereinafter collectively referred to as the "Carveout Obligations");
(g)Guarantor unconditionally guarantees and becomes surety for the full and timely payment on demand of all attorneys' fees, court costs, and other legal expenses and all other costs and expenses of any kind which Lender may at any time pay or incur in attempting to collect, compromise or enforce in any respect the Guaranteed Obligations, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Guarantor (collectively, the "Expense Obligations"). If Guarantor fails to pay any such cost or expense upon demand, "Expense Obligations" shall also include interest at the Default Rate on any such payment from the date of demand until repayment to Lender in full.
Notwithstanding anything to the contrary contained herein, in no event will Guarantor's liability for the Interest and Other Loan Obligations, Loan Document Obligations, and the Carrying Cost Obligations exceed Four Million Dollars ($4,000,000) in the aggregate. Subject to the foregoing limitation, nothing contained in Section 2(A) above shall in any way affect or diminish the Interest and Other Loan Obligations, the Loan Document Obligations, the Hedge Liabilities, the Carrying Cost Obligations, the Carveout Obligations or the Expense Obligations of Guarantor hereunder.
The Guaranteed Obligations shall only be reduced by payments made directly by Guarantor to Lender after acceleration of the indebtedness evidenced by the Note and shall not include any amounts received by Lender from any other party or source or realized as a result of the exercise of the rights in collateral furnished by any other party or source, including, without limitation, Borrower. In order for a payment to be construed as having been made directly by Guarantor, Guarantor shall cause such payment to be delivered in person or by mail to any Vice President of Lender's Real Estate Department or by wire with written confirmation to any Vice President of Lender's Real Estate Department and such payment shall contain a written statement by Guarantor that such payment is being made in satisfaction of its Guaranteed Obligations under this Agreement.
Notwithstanding anything to the contrary contained herein, the Guaranteed Obligations specifically exclude any and all Excluded Hedge Liabilities.
3.Guarantor agrees to pay the Guaranteed Obligations immediately when due, irrespective of whether or not any one or more of the following events have occurred: (A) Lender has made any demand on Borrower; (B) Lender has taken any action of any nature against Borrower; (C) Lender has pursued any rights which Lender has against any other person who may be liable for any of the Obligations; (D) Lender holds or has resorted to any security for any of the Obligations; or (E) Lender has invoked any other remedies or rights Lender has available with respect to any of the Obligations. The liability of Guarantor as surety and guarantor is unconditional. To the extent permitted by law, Guarantor therefore agrees to pay the Guaranteed Obligations even if any of the Loan Documents, or any part thereof, are for any reason invalid or unenforceable. To the extent permitted by law, Guarantor further agrees to make full payment to Lender even if circumstances exist which otherwise constitute an equitable discharge of Guarantor as surety or guarantor.
4.To the extent permitted by law, Guarantor waives and agrees not to enforce any of the rights of Guarantor against Borrower unless and until Borrower is no longer liable in any respect to Lender, including, but not limited to: (A) any right of Guarantor to be subrogated in whole or in part to any right or claim with respect to any of the Guaranteed Obligations or any portion thereof to Lender which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Guaranteed Obligations or any portion thereof; and (B) any right of Guarantor to require the marshaling of assets of Borrower which might otherwise arise from partial payment or performance by Guarantor to Lender on account of the Guaranteed Obligations or any portion thereof.
5.Guarantor waives any and all notice with respect to: (A) acceptance by Lender of this Agreement or any of the Loan Documents; (B) the provisions of any of the Loan Documents or any other instrument or agreement relating to the Obligations; and (C) any default in connection with the Obligations.
6.Guarantor waives any presentment, demand, notice of dishonor or nonpayment, protest, notice of protest and notice of non-payment in connection with the Obligations.
7.Guarantor agrees that Lender may do any of the following without notice to Guarantor and without adversely affecting the validity or enforceability of this Agreement or any other agreement, document or instrument given by Guarantor to Lender in connection with this Agreement or the Guaranteed Obligations, including, without limitation, any mortgage, deed of trust, or other security instrument given by Guarantor to secure its Guaranteed Obligations under this Agreement: (A) release, surrender, exchange, compromise or settle the Obligations, or any part thereof; (B) change, renew or waive the terms of the Obligations, or any part thereof; (C) change, renew or waive the terms of any of the Loan Documents or any other note, instrument or agreement relating to the Obligations, such rights in Lender to include without limitation the right to change the rate of interest charged to Borrower (in which event the Guaranteed Obligations shall be deemed also to include all interest at such changed rate); (D) grant any extension or indulgence with respect to the payment or performance of the Obligations or any part thereof; (E) enter into any agreement of forbearance with respect to the Obligations, or any part thereof; (F) release, surrender, exchange or compromise any security held by Lender for any of the Obligations; (G) release any person who is a guarantor or surety of the Obligations or any part thereof; and (H) release, surrender, exchange or compromise any security or Lien held by Lender for the liabilities of any person who is guarantor or surety for the Obligations or any part thereof.
Guarantor agrees that Lender may do any of the above as Lender deems to be necessary or advisable, in Lender's sole discretion, without giving any notice to Guarantor, and that Guarantor will remain liable for full payment and performance of the Guaranteed Obligations.
If at any time all or any part of any payment theretofore applied by Lender to any of the liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such liability shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such liabilities, all as though such application by Lender had not been made.

8.Lender may, without demand or notice of any kind, at any time, or from time to time, when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, and in such order of application as Lender may from time to time elect, any property, balances, credits, deposits, accounts, items or monies of Guarantor in the possession or control of Lender for any purpose.
9.Guarantor hereby covenants and agrees that until the Loan and any other Obligations of Borrower to Lender have been fully and finally paid (other than contingent indemnification obligations to which no claim with respect thereto has been asserted) and all commitments of Lender to lend to Borrower under the Loan Agreement have terminated:
(a)    Guarantor shall maintain Unrestricted Cash and Cash Equivalents, in Guarantor's sole name (except as set forth in clause (E) of the definition of Unrestricted Cash and Cash Equivalents), in an amount of not less than $13,500,000, as measured on the last day of each calendar quarter;
(b)    Guarantor shall maintain Market Capitalization equal to no less than $75,000,000, as measured on the last day of each calendar quarter; and
(c)    Guarantor shall remain listed and in good standing with the New York Stock Exchange.
10.Guarantor hereby covenants and agrees that until the Loan and any other Obligations of Borrower to Lender have been fully and finally paid (other than contingent indemnification obligations to which no claim with respect thereto has been asserted) and all commitments of Lender to lend to Borrower under the Loan Agreement have terminated, Guarantor shall:
(a)    furnish to Lender, within the time periods specified on Exhibit B hereto, the financial reports and information listed on Exhibit B; and
(b)    comply with all of the covenants, agreements, conditions and other requirements set forth in the Loan Agreement and the other Loan Documents applicable to Guarantor.
11.Guarantor agrees that no failure on the part of Lender to exercise any of its rights under this Agreement shall be a waiver of such rights or a waiver of any default by Guarantor. Guarantor further agrees that no waiver or modification of any rights of Lender under this Agreement shall be effective unless in writing and signed by an authorized officer of Lender. Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of Lender in any other respect.
12.Guarantor agrees to pay all costs and expenses which may be incurred by Lender, its successors and assigns, in the enforcement of this Agreement or otherwise relating to this Agreement, including, but not limited to, reasonable attorneys' fees through and including the costs of any appeals and any appellate costs and regardless of whether any specific legal proceedings shall be commenced in connection therewith and TO INDEMNIFY LENDER AGAINST, AND HOLD LENDER HARMLESS FROM, ALL LIABILITY, DAMAGE, COST AND EXPENSE, INCLUDING COSTS OF SUIT AND REASONABLE ATTORNEYS' FEES, WHICH LENDER MAY INCUR IN THE ENFORCEMENT OF THIS AGREEMENT OR OTHERWISE RELATING TO THIS AGREEMENT.
13.Guarantor acknowledges that Lender may, in its sole discretion, elect to enforce this Agreement for the total Guaranteed Obligations, or any part thereof, against Guarantor, without any duty or responsibility to pursue any other person or entity and that such an election by Lender shall not be a defense to any action Lender may elect to take against Guarantor.
14.Guarantor agrees that this Agreement shall be binding upon Guarantor and Guarantor's successors and assigns; provided Guarantor shall not be permitted to assign this Agreement without the prior written consent of Lender. Guarantor further agrees that this Agreement shall inure to the benefit of Lender and its successors and assigns.
15.Guarantor agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.
16.Guarantor recognizes that this Agreement when executed constitutes a sealed instrument and, as a result, the instrument will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.
17.This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.
18.In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
19.Guarantor acknowledges and agrees that Guarantor's obligations and liabilities under this Agreement shall not be affected in any way by any transfer of interests in Borrower, even though Lender may have consented to such transfer pursuant to the provisions of the Loan Agreement or otherwise.
20.WAIVER OF JURY TRIAL. GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS OR HAVE MADE

ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. GUARANTOR AGREES THAT THE GUARANTEED OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 156 U.S.C. SECTION 1601, ET SEQ.
21.It is the intent of Guarantor and Lender that in any Proceeding (as hereinafter defined), Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to Lender) to be avoidable or enforceable against Guarantor in such Proceeding as a result of applicable law, including without limitation, (A) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Guarantor to Lender) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum guaranteed obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the guarantied obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to Lender), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of Lender hereunder to the maximum extent that would not cause the obligations of Guarantor to be subject to avoidance under the Avoidance Provisions, and neither Guarantor or any other Person shall have any right or claim under this Section as against Lender that would not otherwise be available to such Person under the Avoidance Provisions.
As used in this Section, the term "Proceedings" shall mean, with respect to Guarantor, a voluntary or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Guarantor or any substantial part of its property.
22.In the event that Guarantor consist of more than one party, then each of such parties acknowledges and agrees that all obligations of Guarantor hereunder shall be joint and several, and all references to Guarantor herein shall be deemed to refer to each of such parties comprising Guarantor both individually and collectively with the other such party.

23.To the fullest extent permitted by Law, Guarantor unconditionally waives and relinquishes any defense to the enforcement of this Agreement, including, without limitation:
(a)    All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement;
(b)    Any right to require Lender to proceed against Borrower or any guarantor at any time or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;
(c)    The defense of any statute of limitations affecting the liability of Guarantor hereunder or the liability of Borrower, or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;
(d)    Any defense arising by reason of any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or any disability of Borrower or any guarantor or of any manner in which Lender has exercised its rights and remedies under the Loan Documents, or any question from any cause whatsoever of the liability of Borrower, or any guarantor;
(e)    Without limitation on clause (D) above, any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;
(f)    Any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;
(g)    Any defense based upon an election of remedies by Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;
(h)    Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;
(i)    Any defense based upon Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(j)    Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;
(k)    Any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower's ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and
(l)    Any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Lender now has or may hereafter have against Borrower or any benefit of, or any right to participate in, any security now or hereafter held by Lender.
Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Borrower or any guarantor and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Agreement to the contrary, unless and until each and every indebtedness, liability and obligation of Borrower to Lender shall have been fully paid, performed and discharged, Guarantor hereby waives and releases and agrees that they shall not pursue any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the obligations of Guarantor hereunder that arise from the existence or performance of Guarantor's obligations under this Agreement or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.
Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to (A) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of Borrower, Guarantor, or any other guarantor, or (B) protect the property covered by any such lien or security interest.
24.CONSENT TO JURISDICTION. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY OF THE FOREGOING AND WAIVES PERSONAL SERVICE OF ANY

AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS PROVIDED FOR IN THE FIRST PARAGRAPH HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.
25.Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Loan and the other Obligations of Borrower to Lender. Guarantor agrees that, until the Loan has been paid in full and all commitments to lend under the Loan Agreement have terminated, Guarantor will not seek, accept or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt. Any such payment received by Guarantor shall be held in trust for Lender and shall be paid over to Lender on account of the Loan without reducing, impairing or releasing the obligations of Guarantor hereunder.
Guarantor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and have been advised by counsel as necessary or appropriate.
IN WITNESS WHEREOF, Guarantor has caused this Agreement of Guaranty and Suretyship (Payment) to be duly executed as a document under seal, as of the day and year first written above, with the intent to be legally bound hereby.

GUARANTOR:

FORESTAR GROUP INC., a Delaware corporation
/s/ Christopher L. Nines
Christopher L. Nines Chief Financial Officer and Treasurer